Exhibit 32

CERTIFICATION

The undersigned certify pursuant to 18 U.S.C. § 1350, that:

(1)	The accompanying quarterly report on Form 10-Q for the period ended December 31, 2008 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the accompanying Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 13, 2009

/s/ Stryker Warren, Jr.
Stryker Warren, Jr.
Chief Executive Officer

/s/ Rebecca J. Weber
Rebecca J. Weber
Controller and Director of Finance